EX-99 77.D

Effective December 31, 2016, Calvert Research and
Management ("CRM" or the "Adviser")
assumed investment advisory responsibilities from
Calvert Investment Management, Inc. for the
Calvert Balanced Portfolio. CRM monitors the Funds allocation and may rebalance or reallocate the Funds assets based on its view of economic and market factors and events. The equity portion of the Fund is primarily a large cap U.S. portfolio, although the Fund may also invest in foreign stocks and small- and mid-cap stocks. Stocks are selected primarily on the basis of fundamental research, utilizing the information provided by, and the expertise of, the Advisers research staff and consideration of the responsible investing criteria described below.
The portfolio managers may sell a security when they believe it is fully valued, the fundamentals of a company deteriorate, or to pursue alternative investment options.

Effective December 31, 2016, Calvert Research and
Management ("CRM" or the "Adviser")
assumed investment advisory responsibilities from
Calvert Investment Management, Inc. for the
Calvert Aggressive Allocation Fund. The Fund is a
"fund of funds" that seeks to achieve its investment objective by investing in underlying
Calvert fixed-income and equity funds that meet its investment criteria, including financial and environmental, social and governance (ESG) factors as described in the prospectus. The Fund may also invest in cash and short-term money market instruments. The Fund invests in accordance with a target asset allocation determined by the Adviser. The Funds asset allocation strategy incorporates both historical and forward-looking risk and return characteristics of various asset classes and correlations between asset classes to establish allocations intended to provide an optimal level of return for a given level of risk. Historical returns-based analysis and actual holdings data of the target underlying Calvert funds are then integrated to blend the styles of the underlying Calvert funds with the asset allocation policy. The Fund typically invests as follows: 70% to 100% of its net assets in funds that invest primarily in equity securities; 0% to 30% of its net assets in funds that invest primarily in fixed-income securities; and 0% to 10% of its net assets in cash and short-term money market instruments.

Effective December 31, 2016, Calvert Research and
Management ("CRM" or the "Adviser")
assumed investment advisory responsibilities from
Calvert Investment Management, Inc. for the
Calvert Conservative Allocation Fund. The Fund is a "fund of funds" that seeks to achieve its investment objective by investing in underlying
Calvert fixed-income and equity funds that meet its investment criteria, including financial and environmental, social and governance (ESG) factors as described in the prospectus. The Fund may also invest in cash and short-term money market instruments. The Fund invests in accordance with a target asset allocation determined by the Adviser. The Funds asset allocation strategy incorporates both historical and forward-looking risk and return characteristics of various asset classes and correlations between asset classes to establish allocations intended to provide an optimal level of return for a given level of risk. Historical returns-based analysis and actual holdings data of the target underlying Calvert funds are then integrated to blend the styles of the underlying Calvert funds with the asset allocation policy. The Fund typically invests as follows: 45% to 75% of its net assets in funds that invest primarily in fixed-income securities;
15% to 45% of its net assets in funds that invest primarily in equity securities; and 0% to 20% of its net assets in cash and short-term money market instruments.
Effective December 31, 2016, Calvert Research and
Management ("CRM" or the "Adviser")
assumed investment advisory responsibilities from
Calvert Investment Management, Inc. for the
Calvert Moderate Allocation Fund. The Fund is a
"fund of funds" that seeks to achieve its investment objective by investing in underlying
Calvert fixed-income and equity funds that meet its investment criteria, including financial and environmental, social and governance (ESG) factors as described in the prospectus. The Fund may also invest in cash and short-term money market instruments. The Fund invests in accordance with a target asset allocation determined by the Adviser. The Funds asset allocation strategy incorporates both historical and forward-looking risk and return characteristics of various asset classes and correlations between asset classes to establish allocations intended to provide an optimal level of return for a given level of risk. Historical returns-based analysis and actual holdings data of the target underlying Calvert funds are then integrated to blend the styles of the underlying Calvert funds with the asset allocation policy. The Fund typically invests as follows: 50% to 80% of its net assets in funds that invest primarily in equity securities; 20% to 50% of its net assets in funds that invest primarily in fixed-income securities; and 0% to 20% of its net assets in cash and short-term money market instruments.